Exhibit 10.1

AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of September 23, 2015 (this “Agreement”), among HMS Funding I LLC (the “Borrower”), HMS Income Fund, Inc., as Equityholder and as Servicer (the “Servicer”), the Lenders executing this Agreement on the signature pages hereto, U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and as Collateral Custodian (the “Collateral Custodian”) and Deutsche Bank AG, New York Branch, as Administrative Agent (the “Administrative Agent”).

The Borrower, the Servicer, the Lenders party thereto, the Collateral Agent, the Collateral Custodian and the Administrative Agent are parties to an Amended and Restated Loan Financing and Servicing Agreement dated as of May 18, 2015 (as amended, modified and supplemented and in effect from time to time, including by Amendment No. 1 thereto, the “Credit Agreement”).

The parties hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein. This Agreement shall constitute a Transaction Document for all purposes of the Credit Agreement and the other Transaction Documents.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Reliance by the Administrative Agent. Section 14.4 of the Credit Agreement shall be amended by replacing “Required Lenders” in each instance it appears with “Majority Lenders or Required Lenders (as applicable)” in lieu thereof.

2.03. Notices. Section 14.5 of the Credit Agreement shall be amended by replacing “Required Lenders” with “Majority Lenders or Required Lenders (as applicable)” in lieu thereof.

2.04. Non-Reliance on the Administrative Agent. Section 14.6 of the Credit Agreement shall be amended by deleting the following sentence:

“In no event shall the Administrative Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.”

Exhibit 10.1

2.05. Indemnification. Section 14.7 of the Credit Agreement shall be amended by (i) inserting the parenthetical “(“Liabilities”)” prior to the words “that may at any time be imposed on” appearing in such Section 14.7 and (ii) inserting the following sentence at the end of such Section 14.7:

“; provided that no Lender shall have any obligation to indemnify the Administrative Agent or any such other Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s or such other Person’s gross negligence or willful misconduct.”

2.06. Borrower Indemnity. Section 16.1 of the Credit Agreement shall be amended by deleting the following sentence:

“In no event shall the Borrower be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Borrower has been advised of the likelihood of such loss or damage and regardless of the form of action.”

2.07.     Servicer Indemnity. Section 16.2 of the Credit Agreement shall be amended by deleting the following sentence:

“In no event shall the Servicer be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.”

2.08.    Waiver of Jury Trial. Section 17.10 of the Credit Agreement shall be amended by inserting the following sentence at the end of such Section 17.10:

“Except to the extent prohibited by law, each of the Borrower, the Servicer, the Administrative Agent and the Lenders hereby waives as against each other such party hereto any right it may have to claim or recover in any litigation referred to above in this Section 17.10 any special, exemplary, punitive, indirect or consequential damages or any damages other than, or in addition to, actual damages.”

2.09.    Confidentiality. Section 17.14 of the Credit Agreement shall be amended by inserting the following proviso at the end of such Section 17.14:

“; provided, further, that no Lender shall be required to so notify the Servicer if the disclosure is made to a bank examiner, regulatory examiner or self-regulatory examiner in the ordinary course of such examiner’s examination or inspection of such Lender which does not specifically target the Servicer or the Borrower.”

2.10.    Commitments; Joinder of New Lender. Annex B to the Credit Agreement shall be amended and restated in its entirety to read as set forth on Exhibit 1. By executing and delivering this Agreement, each of the parties hereto agrees that State Street Bank and Trust Company (the “New Lender”) is hereby joined as a Lender party to the Credit Agreement for all purposes thereof and shall have a Commitment as set forth opposite its name on Exhibit 1 hereto. The New Lender agrees (for the benefit of the parties hereto) that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. Upon the effectiveness of this

Exhibit 10.1

Agreement, the Borrower shall be deemed to have requested Advances (in such amounts as specified in a separate notice of reallocation to the Borrower and the Lenders dated the date hereof (the “Reallocation Notice”)) solely from the New Lender and the proceeds of such Advances shall be funded by the New Lender to the Collateral Agent and immediately applied by the Collateral Agent solely to repay the principal amount of Advances of the existing Lenders in accordance with the Reallocation Notice such that the outstanding Advances of each Lender (new and existing) relative to the total outstanding Advances is equal to such Lender’s Commitment as a percentage of the aggregate Commitments of all Lenders (after giving effect to the increase in the aggregate Commitments effected hereby). An Advance Request need not be given to effect the borrowing and paydown set forth in this Section 2.10.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent, that (a) the representations and warranties set forth in Article IX of the Credit Agreement (as hereby amended) are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference in said Article IX to “this Agreement” included reference to this Agreement (it being agreed that, subject to the applicable cure periods in the Credit Agreement, it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made), and (b) no Event of Default or Unmatured Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)    Execution. The Administrative Agent shall have received counterparts of this Agreement executed by each of the parties hereto.

(b)    Legal Fees. The Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements due under the Transaction Documents, including all reasonable and documented out-of-pocket fees, charges and disbursements of the Administrative Agent and the Collateral Agent (and their counsel) incurred in connection with this Agreement.

(c)    No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2014 and no litigation shall have commenced which, if successful, could have a Material Adverse Effect.

Section 5. Confirmation of Collateral. The Borrower (a) confirms its obligations under each of the Transaction Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledge set forth in the Credit Agreement and (c) confirms that its obligations under the Credit Agreement as amended hereby constitute Obligations. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect, and such Obligations shall continue to be entitled to the benefits of the grant of security interests set forth in the Credit Agreement.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Agreement may be executed in any

Exhibit 10.1

number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.

Section 7. Authorization. The Administrative Agent hereby authorizes, directs and consents to the execution of this Agreement by the Collateral Agent and the Collateral Custodian.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HMS FUNDING I LLC
By: HMS Income Fund, Inc., its designated manager

By:	/s/ David M. Covington
Name: David Covington
Title: Chief Accounting Officer and Treasurer

HMS INCOME FUND, INC.

By:	/s/ David M. Covington
Name: David Covington
Title: Chief Accounting Officer and Treasurer

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Exhibit 10.1

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent and Lender

By:	/s/ Kevin Tanzer
Name: Kevin Tanzer
Title: Managing Director

By:	/s/ Vanessa Wiley
Name: Vanessa Wiley
Title: Vice President

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BANK OF AMERICA N.A.,
as Lender

By:	/s/ Allen D. Shifflet
Name: Allen D. Shifflet
Title: Managing Director

Exhibit 10.1

ING CAPITAL LLC,
as Lender

By:	/s/ Patrick Frisch
Name: Patrick Frisch, CFA
Title: Managing Director

By:	/s/ Kunduck Moon
Name: Kunduck Moon
Title: Managing Director

Exhibit 10.1

STATE STREET BANK AND TRUST COMPANY,
as Lender

By:	/s/ Emma Wallace
Name: Emma Wallace
Title: Managing Director

Exhibit 10.1

Exhibit 1

		Annex B

Lender	Class A-1 Commitment	Class A-2 Commitment
Deutsche Bank AG, New York Branch	$200,000,000	$0
Bank of America N.A.	$100,000,000	$0
ING Capital LLC	$35,000,000	$0
State Street Bank and Trust Company	$25,000,000	$0
Total	$360,000,000	$0